Exhibit 32.1
Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Hezy Shaked, the Chief Executive Officer of Tilly’s, Inc, certify that (i) the annual report on Form 10-K for the fiscal year ended February 3, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tilly’s, Inc. as of the dates and for the periods set forth therein.
Date: April 11, 2024

/s/ Hezy Shaked
Hezy Shaked
Executive Chairman, and Interim President, Chief Executive Officer (Principal Executive Officer)
I, Michael L. Henry, the Chief Financial Officer of Tilly’s, Inc, certify that (i) the annual report on Form 10-K for the fiscal year ended February 3, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tilly’s, Inc. as of the dates and for the periods set forth therein.
Date: April 11, 2024

/s/ Michael L. Henry
Michael L. Henry
Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)